EXHIBIT 4.8.3

Ministry of the Russian Federation for Communications and Information

Amendment No. 3
to License No. 15130 (registration series A 014207)
dated June 13, 2000

Section “Services to be rendered as of (no later than)” on the title page shall be read as follows:

“August 15, 2001”

First Deputy Minister of the Russian Federation for Communications and Information	[Signature]	Yu.A. Pavlenko

July 05, 2001

Head of the Department of the Organization of Licensing Activity	[Signature] [Seal]	N.M. Popov

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